SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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New Concept Energy, Inc.
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NEW CONCEPT ENERGY, INC.

1755 Wittington Place, Suite 340 Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 17, 2009

Notice is hereby given that the Annual Meeting of stockholders (the Annual Meeting) of New Concept Energy, Inc. (the Company), a Nevada corporation, will be held at 10:00 AM local time on December 17, 2009 at Four Hickory Centre, 1755 Wittington Place, Suite 340, Dallas, TX 75234, to consider and vote upon the following matters:

1) Election of five directors.

2) The ratification of the selection of  Swalm and Associates as the independent registered public accounting firm.

3) Such other matters as may properly be presented at the Annual Meeting.

Only stockholders of record at the close of business on November 4, 2009 may vote at the meeting.

Even if you plan to attend the meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.

November 4, 2009	By Order of the Board of Directors

Gene S. Bertcher, President

This Proxy Statement is available at www.newconceptenergy.com

Among other things, the Proxy Statement contains information regarding

• The date, time and location of the meeting

• A list of the matters being submitted to Stockholders

• Information concerning voting in person

NEW CONCEPT ENERGY, INC.

1755 Wittington Place, Suite 340

Dallas, Texas 75234 (972) 407-8400

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 17, 2009

New Concept Energy, Inc. is sending this proxy statement and the accompanying proxy card to the holders of Common Stock and Series B Preferred Stock in connection with a solicitation of proxies by the board of directors of the Company from the stockholders for use at the annual meeting of stockholders of the Company. We are mailing this proxy statement and the enclosed form of proxy beginning on or about November 4, 2009.

VOTING AND PROXY INFORMATION

Who May Vote

Holders of record of Common Stock and Series B Preferred Stock at the close of business on November 4, 2009 are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date there were outstanding 1,936,935 shares of Common Stock and 559 shares of Series B Preferred Stock, the only outstanding securities of the Company entitled to vote at the annual meeting. The Common Stock is held by approximately 440 stockholders of record. The Series B Preferred Stock is held by six stockholders of record.

Required Votes

Each holder of Common Stock or Series B Preferred stock is entitled to one vote per share. Such votes may be cast in person or by proxy. Under the rules of the American Stock Exchange (the "Exchange"), brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters. The Exchange rules allow member firms of the Exchange to vote on the Proposal without specific instructions from beneficial owners.

The directors will be elected by a plurality of the votes cast in person or by proxy. Therefore, in the election of directors stockholders may vote for the nominees or withhold authority of the proxy to vote for the nominees.

As of the record date, one entity and its wholly owned subsidiary owned of record and beneficially an aggregate of 1,413,078 Shares of Common Stock representing approximately 72.58% of the Shares outstanding. These two entities have advised the Company that they currently intend to vote all  Shares in favor of the approval of both proposals.

How to Vote

Votes may be cast in person at the annual meeting, or by proxy using the enclosed proxy card. A facsimile of the proxy will be accepted. All shares of Common Stock and Series B Preferred Stock that are represented at the annual meeting by properly executed proxies received by the Company prior to or at the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated in their proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a director of the nominees listed herein.

Signed Proxies Can Be Revoked

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company, before the vote is taken at the annual meeting, a written notice of revocation bearing a date later than the date of the proxy, duly executing and delivering a subsequent proxy relating to the same shares or attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to: Corporate Secretary, New Concept Energy, Inc., 1755 Wittington Place, Suite 340, Dallas, Texas 75234.

Expenses of Solicitation

The Company will bear the expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to you. The Company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to you. In addition to the solicitation made by this proxy statement, certain directors, officers and employees of the Company may solicit proxies by telephone and personal contact.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

At the annual meeting, five directors will be elected to hold office until the next annual meeting of stockholders. The Company's bylaws, as amended, provide that directors are elected annually and that the number of directors constituting the board of directors will from time to time be fixed and determined by a vote of a majority of the Company's directors serving at the time of such vote. The board of directors is currently comprised of five members.

It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors. If any nominee becomes unavailable for election to the board of directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other persons as may be designated by the board of directors. However, the board is not aware of any circumstances likely to render any nominee unavailable for election. Under Nevada law, directors are elected by a plurality of the votes cast at the annual meeting, assuming a quorum is present. The presence of a majority of the outstanding shares of  Common Stock and Series B Preferred stock, voting as one class, will constitute a quorum. The shares held by each holder of Common Stock and Series B Preferred Stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

The following information is available with respect to the persons who are the nominees for election at the annual meeting (all of whom were elected by the stockholders at the last Annual Meeting). All are incumbent directors and one is an executive officer of the Company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of Common Stock beneficially owned by each of the directors who own stock as of October 17, 2008 is set forth in "Stock Ownership."

Roz Campisi Beadle, age 52, (Independent) Director since December 2003

Ms. Beadle is Executive Vice President of Unified Housing Foundation and a licensed realtor. She has a background in public relations and marketing. Ms. Beadle is also extremely active in various civic and community services and is currently working with the Congressional Medal of Honor Society and on the Medal of Honor Host City Committee in Gainesville, Texas.

Gene S. Bertcher, age 60, (Affiliated) Director since November 1989 to September 1996 and since June 1999

Mr. Bertcher was elected President and Chief Financial Officer effective November 1, 2004. From January 3, 2003 until that date he was also Chief Executive Officer. Mr. Bertcher has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1989. He has been a certified public accountant since 1973. Mr. Bertcher is also Executive Vice President (since February 2008) and Chief Financial Officer (since November 2, 2009) of American Realty Investors, Inc., a Nevada corporation ("ARL") which has its common stock listed and traded on the New York Stock Exchange ("NYSE"), Transcontinental Realty Investors, Inc., a Nevada corporation ("TCI") which also has its common stock listed and traded on the NYSE and Income Opportunity Realty Investors, Inc., a Nevada corporation ("lOT") which has its common stock listed and traded on the American Stock Exchange ("AMEX"). All of ARL, TCI and lOT are Dallas, Texas based real estate entities; prior to May 2008 and from February 2008 to April 2008, he was also Interim Chief Financial Officer of ARL, TCI and lOT. Until November 1989, Mr. Bertcher was a partner in Grant Thorton, LLP having served as Chairman of its National Real Estate and Construction Committee.

James E. Huffstickler, age 67, (Independent) Director since December 2003

Mr. Huffstickler has been Chief Financial Officer of Sunchase America, Ltd., a multi-state property management company, for more than five years. He is a graduate of the University of South Carolina and was formerly employed by Southmark Management, Inc., a nationwide real estate management company. Mr. Huffstickler has been a certified public accountant since 1976.

Dan Locklear, age 57, (Independent) Director since December 2003

Mr. Locklear has been Chief Financial Officer of  Sunridge Management Group, a real estate management company, for more than five years. Mr. Locklear was formerly employed by Johnstown Management Company, Inc. and Trammel Crow Company. Mr. Locklear has been a certified public accountant since 1981 and a licensed real estate broker in the State of Texas since 1978.

Victor L. Lund, age 81, (Independent) Director since March 1996

Mr. Lund founded Wedgwood Retirement Inns, Inc. in 1977, which became a wholly owned subsidiary of the Company in 1996. For most of Wedgwood's existence, Mr. Lund was Chairman of the Board, President and Chief Executive Officer, positions he held until Wedgwood was acquired by the Company. Mr. Lund is President and Chief Executive Officer of Wedgwood Services, Inc., a construction-services company not affiliated with the Company.

The Board of Directors unanimously recommends a vote FOR the election of all of the Nominees named above.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Swalm & Associates, P.C. as the independent registered public accounting firm of the Company for the 2009 fiscal year and to conduct quarterly reviews through September 30, 2009. The Company's Bylaws do not require the stockholders ratify the appointment of Swalm & Associates, P.C. as the Company's independent registered public accounting firm. Swalm & Associates, P.C. has served as the Company's independent public accounting firm for the fiscal year ended December 31, 2008. Swalm & Associates, P.C. replaced Farmer, Fuqua & Huff, P.C. which had been the independent auditors of the Company for the fiscal year ended December 31, 2007. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, however, it is not bound by the stockholders' decision. Even if the selection is ratified, the Audit Committee in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Swalm & Associates, P.C. will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the appointment of Swalm & Associates, P.C. as the Company's

 independent registered public accounting firm.

Fiscal Years 2008 and 2007 Audit Firm Fee Summary

The following table sets forth the aggregate fees for professional services rendered to or for the Company for the years 2008 and 2007 by Swalm & Associates, P.C. and Farmer, Fuqua & Huff, P.C.:

Type of Fees	2008	2007
Audit Fees	$37,500	$24,500
Tax Fees	7,450	6,540
All Other Fees	--	--

Total Fees	$44,950	$31,040

All services rendered by the principal auditors are permissible under applicable laws and regulations and were preapproved by either of the Board of Directors or the Audit Committee, as required by law. The fees paid to principal auditors for services described in the above table fall under the categories listed below:

Audit Fees. These are fees for professional services performed by the principal auditor for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company's financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

Tax Fees. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and reviews of rehlrns. The review of tax returns includes the Company and its consolidated subsidiaries.

All Other Fees. These are fees for other permissible work performed by the principal auditor that does not meet the above-category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor's core work, which is the audit of the Company's consolidated financial statements.

Financial Information Systems Design and Implementation Fees

Neither Farmer, Fuqua & Huff, P.C. nor Swalm & Associates, P.C. rendered any professional services to the Company in 2008 or 2007 with respect to financial information systems design and implementation.

The Audit Committee considers that the services rendered by Farmer, Fuqua & Huff, P.C. and Swalm & Associates, P.C. are compatible with maintaining Farmer, Fuqua & Huff, P.C.  and Swalm & Associates, P.C.  independence in conducting the Company's audit.

Pre-Approval Policy for Audit and Non-Audit Services

Under the Sarbanes-Oxley Act of 2002 (the "SOAct"), and the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. The purpose of the provisions of the SOAct and the SEC rules for the Audit Committee role in retaining the independent registered public accounting firm is two-fold. First, the authority and responsibility for the appointment, compensation and oversight of the auditors should be with directors who are independent of management. Second, any non-audit work performed by the auditors should be reviewed and approved by these same independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor. To implement the provisions of the SO Act, the SEC issued rules specifying the types of services that an independent auditor may not provide to its audit client, and governing the Audit Committee's administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor's independence. Accordingly, the Audit Committee has adopted a written preapproval policy of audit and non-audit services (the "Policy"), which sets forth the procedures and conditions pursuant to which services to be performed by the independent auditor are to be pre-approved. Consistent with the SEC rules establishing two different approaches to approving non-prohibited services, the policy of the Audit Committee covers pre-approval of audit services, audit-related services, international administration tax services, non-U.S. income tax compliance services, pension and benefit plan consulting and compliance services, and U.S. tax compliance and planning. At the beginning of each fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. Typically, in addition to the generally pre-approved services, other services would include due diligence for an acquisition that mayor may not have been known at the beginning of the year. The Audit Committee has also delegated to any member of the Audit Committee designated by the Board or the financial expert member of the Audit Committee responsibilities to preapprove services to be performed by the independent auditor not exceeding $25,000 in value or cost per engagement of audit and non-audit services, and such authority may only be exercised when the Audit Committee is not in session.

AUDIT COMMITTEE REPORT

The Audit Committee's duties and charter, adopted by the board of directors on December 9, 1991 and reaffirmed in 2007, is to make recommendations for the accounting firm to serve as the Company's independent auditors, consult with the Company's independent auditors with regard to any audit plan adopted by the Company, review the Company's financial statements with the management and the independent auditors prior to publication, determine that no restrictions are placed by management on the scope of implementation of the independent auditors' function and performing such other functions as shall be appropriate to the effective discharge of all such duties and responsibilities.

In accordance with the charter of the Audit Committee, all of the members of the Audit Committee are independent pursuant to the American Stock Exchange listing standards and are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with the Company the audited financial statements and the footnotes thereto in the Annual Report on Form 10-K and discussed with the Company the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed with the outside auditor its judgments as to the quality, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's outside auditor under generally accepted auditing standards. The Audit Committee discussed with the outside auditor the outside auditor's independence required by the Independence Standards Board to be made by the outside auditor to the Company. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Audit Committee

Dan Locklear

Jim Huffstickler

Victor Lund

STOCK OWNERSHIP

The following table sets forth as of November 4, 2009 certain information with respect to all stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock as well as information with respect to the Company's Common Stock owned beneficially by each director, director nominee and current executive officer whose compensation from the Company in 2008 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned.

	Common Stock
Name of Beneficial Owner	No. of Shares	Percent of Class*
URC Energy, LLC(3)	950,000	50.33%
International Health Products, Inc.(3)(5)	1,413,078	72.58%
HKS Investment Corporation(1)	108,994	5.59%
Gene S. Bertcher(2)	71,811	3.69%
TacCo Financial, Inc.(3)(4)	500	**
Roz Campisi Beadle	100	**
James E. Huffstickler	--	--
Dan Locklear	--	--
Victor Lund	--	--
All executive officers and directors as a group (five persons)*	71,911	3.69%

*       Based on 1,946,935 shares of Common Stock outstanding at November 4, 2009.

**  less than 1%

1)      Consists of 108,994 shares of Common Stock owned by HKS Investment Corporation ("HKS"). According to an original statement on Schedule 13D dated January 9, 2006, the HKS consists of David Hensel, John Kellar and Marshall Stagg, each of whom are deemed to be the beneficial owner of all 108,994 shares. Hensel is stated to be a shareholder, director and president of HKS. Kellar is a shareholder, director and vice president and treasurer of HKS and Stagg is a shareholder, director and secretary of HKS.

2)      Consists of 71,811 shares of Common Stock owned by Mr. Bertcher.

3)      Based on a Schedule 13D, amended September 14, 2009, filed by each of these entities, each of these entities owns of record the number of shares set forth for such entity in the table. The Schedule 13D indicates that three entities: TacCo Financial, Inc., International Health Products, Inc. ("IHPI") and URC Energy, LLC, the sole member of which is IHPI, collectively, may be deemed a "Person" within the meaning of Section 13d of the Securities Exchange Act of 1934.

4)      Consists of 500 shares of Common Stock. Officers and Directors of TacCo Financial, Inc. ("TFI") are J.T. Tackett, Director, Chairman and CEO; J.T. Tackett, Director, President and Treasurer. TFI's stock is owned by Electrical Networks, Inc. (75%) and Starr Investments (25%).

5)      Consists of 463,078 shares of Common Stock owned by IHPI. Officers and Directors of International Health Products, Inc. are R. Neil Crouch II, Director, President, Treasurer and Secretary.

EXECUTIVE COMPENSATION

The following tables set forth the compensation paid by the Company for services rendered during the fiscal years ended December 31, 2008, 2007, and 2006 to the Chief Executive Officer of the Company and to the other executive officers of the Company whose total annual salary in 2007 exceeded $100,000, the number of options granted to any of such persons during 2006 and the value of the unexercised options held by any of such persons on December 31, 2007.

SUMMARY COMPENSATION TABLE

			Long Term
			Compensation-
			Number of
			Shares of
Name and		Annual	Common Stock	All
Principal		Compensation	Underlying	Other
Position	Year	Salary	Options	Compensation

Gene S. Bertcher President, Chief Financial Officer and Chairman of The Board of Directors	2008	$ 215,000	--	--
	2007	186,000	--	--
	2006	186,000	--	--

Option Grants Table
(Option Grants in Last Fiscal Year)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date

NONE

Aggregated Option Exercises in Last Fiscal
Year and FY-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2002 FY-End Exercisable Unexercisable	Value of Unexercised In-the-Money Options at 2002 FY-End Exercisable Unexercisable

Stock Option Plan

The Board of Directors administers the Company's 1997 Stock Option Plan (the "1997 Plan") and the 2000 Stock Option Plan (the "2000 Plan") each of which provides for grants of incentive and non-qualified stock options to the Company's executive officers, as well as its directors and other key employees, and consultants. Under the two Plans, options are granted to provide incentives to participants to promote long-term performance of the Company and, specifically, to retain and motivate senior management in achieving a sustained increase in stockholder value. Currently, none of the Plans has a pre-set formula or criteria for determining the number of options that may be granted. The exercise price for an option granted is determined by the Compensation Committee, in an amount not less than 100 percent of the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the Company and the individual performance of the executive officers. The Company's stock plans total 50,000 shares of Common Stock under the 1997 Plan and 50,000 shares of Common Stock under the 2000 Plan. Options have been granted for all shares reserved under the 1997 Plan and 10,000 shares for the 2000 Plan.

All stock option plans expired May 31, 2009.

Compensation of Directors

The Company pays each non-employee director a fee of $2,000 per quarter. Directors who are employees of the Company receive no additional compensation for service as a director.

REPORT OF INDEPENDENT DIRECTORS ON COMPENSATION

The compensation paid to the Company's executive officers is reviewed and approved annually by the independent members of the board of directors acting as the Company's Compensation Committee. In addition to approving annual compensation for the Company's executive officers, the independent directors approve any incentive awards for executive officers and other key employees, any stock option grants and additional benefits.

The Company's compensation philosophy is to attract, retain and reward executives who have shown they are capable of leading the Company in achieving its business objectives and performance goals. These objectives include preserving and increasing the Company's asset value; positioning the Company's operations in geographic markets offering long term, profitable growth opportunities and preserving and enhancing shareholder value and keeping the Company competitive in its marketing and operations.

The board of directors determined that the primary forms of executive compensation should be the incentive system discussed above. The Company's performance is a key consideration (to the extent that such performance can be fairly attributed or related to an executive's performance) and each executive's responsibilities and capabilities are key considerations. The independent directors strive to keep executive compensation competitive for comparable positions in other corporations where possible. In addition, the Compensation Committee believes in equity compensation wherein executives will be additionally rewarded based on increasing the Company's shareholder value. Base salaries are predicated on a number of factors, including:

•	recommendation of the Chief Executive Officer;
•	knowledge of similarly situated executives at other companies;
•	the executive's position and responsibilities within the Company;
•	the board of directors' subjective evaluation of the executive's contribution to the Company's performance;
•	the executive's experience and
•	the term of the executive's tenure with the Company.

Independent Directors

Roz Campisi Beadle
James Huffstickler
Dan Locklear
Victor L. Lund

Certain Relationships and Related Transactions

The following paragraphs describe certain transactions between the Company and any stockholder beneficially owning more than 5% of the outstanding Common Stock of the Company, the executive officers and directors of the Company, director nominees and members of the immediate family or affiliates of any of them, which occurred since the beginning of the 2007 fiscal year.

In 2007, the Company leased approximately 5,000 square feet of office space at a market rate of $22.50 per square foot. The landlord, Art Four Hickory Corporation, was a wholly owned subsidiary of TacCo Financial, Inc., which is a shareholder in the Company. In September 2007, 70% of the building was sold to third parties.

On November 1,2007, a wholly owned subsidiary of New Concept Energy, Inc. entered into an agreement with Source Rock Energy of Arkansas, LLC, a Nevada limited liability company ("SRA"), a related party, to acquire 1,712 net acres of mineral leasehold interests in four separate sections of land in the Fayetteville Shale area of Arkansas in exchange for the issuance of a promissory note. The acquisition price was $4,000 per net acre payable on December 31, 2010 with interest at 9.5% per annum. The subsidiary also acquired two separate options to acquire additional leasehold interests of 1,815 net acres and 583 net acres in the same county in Arkansas at the same price of $4,000 per net acre. At the time of the acquisition, it was the Company's intention, subject to the availability of funds, to develop and drill gas wells on the acreage however an opportunity developed where the Company could sell the mineral rights to an independent third party for cash. On May 9, 2008, the company exercised its options to acquire the additional 2,398 acres and completed a sale of all its 4,112 acres of mineral rights. The company received cash and recorded income before taxes of $16,440,000.

On March 18, 2008, the Company completed the sale of 950,000 newly issued shares of its common stock to URC Energy, LLC ("URC") for $3.00 per share, or $2,850,000. This brought total shares of common stock outstanding to 1,969,939 shares and gave URC 49.05% of the outstanding shares of the Company's common stock. URC is a related party. As a group, related parties control approximately 69% of the Company's issued and outstanding common stock.

It is the policy of the Company that all transactions between the Company and any officer or director, or any of their affiliates, must be approved by a majority of independent members of the board of directors of the Company. All of the transactions described above were so approved.

Board Committees

The Board of Directors held four meetings during 2008. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he or she had been a director, and (ii) the total number of meetings held by all Committees of the Board on which he or she served during the period that he or she served.

The Board of Directors has standing Audit, Compensation and Governance and Nominating Committees. The charters of the committees are available on the Company's web site, www.newconceptenergy.com. and are also available in hard copy through a written request to the Company's Investor Relations Department at the address on page one of this proxy.

The current Audit Committee was formed on December 12, 2003, and its function is to review the Company's operating and accounting procedures. A Charter of the Audit Committee was adopted by the Board in December 1991, and reaffirmed in December 2007.

The current members of the Audit Committee, all of whom are independent within the SEC regulations, the listing standards of the AMEX, and the Company's Corporate Governance Guidelines are Messrs. Locklear (Chairman), Huffstickler and Lund. Mr. Dan Locklear, a member of the Committee is qualified as an Audit Committee financial expert within the meaning of SEC regulations, and the Board has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of the AMEX. The Audit Committee met twice in 2008.

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to the corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board's annual review of director independence and the Board's performance and self-evaluation. The Charter of the Governance and Nominating Committee was adopted on October 20, 2004. The members of the Committee are Messrs. Huffstickler (Chairman) and Lund and Ms. Beadle. The Governance and Nominating Committee held one meeting in 2008 at which it reviewed its charter and obligations for the coming year at its November 2008 meeting.

The Board has also formed a Compensation Committee of the Board of Directors, adopted a Charter for the Compensation Committee on October 20, 2004, and selected Ms. Beadle (Chairman) and Messrs. Huffstickler and Locklear as members of such Committee. The Compensation Committee has held one meeting in 2008 at which it reviewed its charter and obligations for the coming year at its November 2008 meeting.

The members of the Board of Directors on the date of this Report and the Committees of the Board on which they serve are identified below:

Director	Audit Committee	Governance and Nominating Committee	Compensation Committee
Roz Campisi Beadle		X	Chairman
Gene S. Bertcher
James E. Huffstickler	X	Chairman	X
Dan Locklear	Chairman		X
Victor L. Lund	X	X

During October 2004, the Board adopted its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the AMEX. Pursuant to the Guidelines, the Board undertook its annual review of director independence, and during this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under Certain Relationships and Related Transactions. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. As provided in the Guidelines, the purpose of such review was to determine whether such relationships or transactions were inconsistent with the determination that the director is independent.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the Company, the Company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission, on a timely basis, any Form 3, 4 or 5 relating to 2007.

ANNUAL REPORT

The annual report to stockholders, including consolidated financial statements, for the year ended December 31, 2008 was mailed to shareholders in April 2009. The annual report is not a part of the proxy solicitation material. The annual report is the Company's Form 10-K for 2008, including the financial statements and schedules, as filed with the Securities Exchange Commission. A stockholder may request copies of any exhibit to the Form 10K and the Company will charge a fee to cover expenses to prepare and send any exhibits. You may request these from: Corporate Secretary, New Concept Energy, Inc., 1755 Wittington Place, Suite 340, Dallas, Texas 75234.

OTHER MATTERS

The board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented to the annual meeting by others. In the event that other matters properly come before the annual meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting there under will vote in accordance with their best judgment.

DEADLINE FOR SUBMISSION

OF PROPOSALS TO BE PRESENTED

AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who intends to present a proposal at the 2009 annual meeting of stockholders must file such proposal with the Company by January 1, 2010 for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

November 4, 2009	By Order of the Board of Directors

Gene S. Bertcher, President

New Concept Energy, Inc.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.newconceptenergy.com

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders of New Concept Energy, Inc. (the "Company"), to be held at 1755 Wittington Place, Third Floor, Dallas, Texas 75234, on December 17, 2009, beginning at 10:00 AM, Dallas Time, and the proxy statement in connection therewith and appoints Gene S. Bertcher the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Series B Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

The undersigned directs that the undersigned's proxy be voted as follows:

l.  ELECTION OF DIRECTORS  [  ] For all nominees (except as marked to the contrary below)

                                          [ ] Withhold authority to vote for the nominees listed below

Nominees: Roz Campisi Beadle, Gene S. Bertcher, James E. Huffstickler, Dan Locklear, Victor L. Lund

(Instruction: To withhold authority to vote any individual nominee, write that nominee's name on the line provided below.)

2.	RATIFICATION OF THE SELECTION OF SWALM AND ASSOCIATES AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009 AND ANY INTERIM PERIOD.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3	IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in 1 above.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock or Series B Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

Date	, 2009

Signature of Stockholder

Signature of Stockholder

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.